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                                                                     EXHIBIT 4.2


                             AEROQUIP-VICKERS, INC.

                         (formerly TRINOVA CORPORATION)

                                       and

                   THE FIRST CHICAGO NATIONAL BANK, AS TRUSTEE

                               -------------------




                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 17, 1997

                              --------------------




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           THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 17, 1997, between AEROQUIP-VICKERS, INC. (formerly, TRINOVA CORPORATION), an Ohio corporation (the "Corporation"), and THE FIRST NATIONAL BANK OF CHICAGO (as successor-in-interest to NBD BANK), as trustee (the "Trustee").

                                    RECITALS
                                    --------

           A. The Corporation and the Trustee have executed and delivered an indenture (the "Original Indenture"), dated as of May 1, 1996.

           B. Section 10.01 of the Original Indenture provides that the Corporation may from time to time enter into supplemental indentures.

           C. The Corporation, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture, and in accordance with appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this supplemental indenture (the "First Supplemental Indenture") for the purpose of incorporating the Corporation's recent name change into the Original Indenture.

           D. All conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

                             STATEMENT OF AGREEMENT
                             ----------------------

           NOW, THEREFORE, the Corporation covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE
                                  -----------

                       PROVISIONS OF GENERAL APPLICATION

           Section 1.1 TERMS TO HAVE SAME MEANING AS IN ORIGINAL INDENTURE. The terms used in this First Supplemental Indenture in capitalized form and defined in the Original Indenture shall have the meanings specified therein except as otherwise provided herein.

           Section 1.2 COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of

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which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                                  ARTICLE TWO
                                  -----------

                      AMENDMENT OF THE ORIGINAL INDENTURE

           Section 2.1 AMENDMENT OF THE ORIGINAL INDENTURE. The Original Indenture is hereby amended such that all references in the Original Indenture to the former name of the Corporation, TRINOVA Corporation, are hereafter deemed references to its new name, Aeroquip-Vickers, Inc., and that for all purposes under the Original Indenture all references to the Corporation under its old name shall be understood as references to the Corporation under its new name.

           Section 2.2 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT. If and to the extent that any provision of the Indenture or this First Supplemental Indenture limits, qualifies or conflicts with a provision of Sections 310 to 317, inclusive, of the Trust Indenture Act, such statutory provision shall control.

           Section 2.3 EFFECT OF AMENDMENT. Other than as specifically amended or supplemented hereby, the Original Indenture shall remain in full force and effect.

                 [Remainder of Page Intentionally Left Blank.]




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           IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  AEROQUIP-VICKERS,INC.

                                  By:/S/ JAMES E. KLINE
                                     ------------------
                                     Name:  James E. Kline
                                     Title:  Vice President and General Counsel

Attest:

/S/ MICHELLE L. POTTER
----------------------
Name:  Michelle L. Potter
Title:  Assistant Secretary

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Trustee

                                            By:/S/ RICHARD D. MANELLA
                                               ----------------------
                                               Name: Richard D. Manella
                                               Title: Vice President

Attest:

/S/ BRENDA MCCLOUD
------------------
Title:   Trust Officer